Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Julie Oakes/ Kate Thompson 212-355-4449
Compass Diversified Holdings Reports First Quarter 2020 Financial Results
Achieves Solid First Quarter Operating Results

Generates Strong Cash Flow Provided by Operations and Increase in CAD from Prior Year, Exceeding Management’s Expectations

Announces Additional Actions to Further Align Interests with Shareholders

Westport, Conn., April 30, 2020 - Compass Diversified Holdings (NYSE: CODI) ("CODI" or the "Company"), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended March 31, 2020.

First Quarter 2020 Highlights

•	Reported net sales of $333.4 million;

•	Reported net income of $4.9 million;

•	Reported non-GAAP Adjusted EBITDA of $46.0 million;

•	Reported Cash Provided by Operating Activities of $34.0 million and non-GAAP Cash Flow Available for Distribution and Reinvestment ("CAD") of $17.7 million;

•	Announced acquisition of the Marucci Sports platform, which closed in April 2020;

•
Paid a first quarter 2020 cash distribution of $0.36 per share on CODI's common shares in April 2020, bringing cumulative distributions paid to $19.3152 per common share since CODI's IPO in May of 2006;

•
Paid a quarterly cash distribution of $0.453125 per share on the Company's 7.250% Series A Preferred Shares, $0.4921875 per share on the Company's 7.875% Series B Preferred Shares, and $0.4921875 per share on the Company's 7.875% Series C Preferred Shares in April 2020; and

•	Received abatement of $1.2 million in management fees attributable to cash balances held at the Company as of March 31, 2020.

“The strong results we delivered this quarter are a testament to the competitive advantage gained through our permanent capital structure, disciplined approach and diverse portfolio of leading businesses,” said Elias Sabo, CEO of Compass Group Diversified Holdings LLC. “We entered 2020 with significant capital resources that enabled us to de-risk our balance sheet and provide CODI with financial flexibility to navigate current challenges amid the global health pandemic, while supporting our leading branded consumer and niche industrial businesses. We are pleased with the first quarter performance of our subsidiaries, generating an increase in cash flow from the prior year, and our ability to declare our 37th consecutive quarter of distributions on our common stock at an annualized $1.44 per share.”

Mr. Sabo continued, “While second quarter results will undoubtedly be impacted by the abrupt halt to large segments of the economy stemming from the global response to COVID-19, we believe we are well-positioned to effectively operate in a time of market dislocation and remain focused on taking decisive actions that will allow us to emerge even stronger from these unprecedented conditions. The health of our team, stakeholders and the communities in which they operate remains our top priority, as we focus on managing our business for the long-term, maintaining our balance sheet strength and working closely with our subsidiaries’ management teams to build enduring value.”

Mr. Sabo concluded, “We sincerely thank those who have been working to keep all of us safe through the crisis. We are proud of how our subsidiaries have responded to COVID-19 and congratulate 5.11’s success supporting first responders as well as the important work Sterno has done producing cotton masks and hand sanitizer for local hospitals and healthcare providers.”

Temporary Abatement of Management Fees in Response to Impact from Global Crisis
The Company also announced today that Compass Group Management LLC (“CGM”) has elected to waive the portion of its management fee attributable to cash balances held at the Company as of March 31, 2020. The cash flow savings impact of this waiver was approximately $1.2 million. Additionally, as a result of an expected decline in earnings and cash flows in the second quarter of 2020, CGM has agreed to waive 50% of the management fee calculated at June 30, 2020 that will be paid in July 2020. The Company estimates the cash flow savings of this waiver will be between $4.5 million and $5.0 million.

Mr. Sabo added, “CGM’s actions underscore our unwavering focus on shareholder alignment always and especially during this challenging time. We appreciate the trust and value our shareholders put in the long-term prospects of our business and believe the decision to waive fees associated with keeping extra cash on hand is prudent in today’s environment and will contribute to CODI’s long-term success. Additionally, recognizing the cost this pandemic is having on so many businesses, we expect the relief in the second quarter management fee will help offset the challenges ahead.”

Operating Results
Net sales for the quarter ended March 31, 2020 were $333.4 million, as compared to $338.9 million for the quarter ended March 31, 2019.

Net income for the quarter ended March 31, 2020 was $4.9 million, as compared to net income of $110.2 million for the quarter ended March 31, 2019, which included a gain on the sale of our Manitoba Harvest subsidiary.

Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) for the quarter ended March 31, 2020 was $46.0 million, as compared to $48.5 million for the quarter ended March 31, 2019.

CODI reported CAD (see "Note Regarding Use of Non-GAAP Financial Measures" below) of $17.7 million for the quarter ended March 31, 2020, as compared to $17.6 million for the prior year's comparable quarter. CODI's CAD is calculated after taking into account all interest expenses, cash taxes paid, preferred distributions and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, CAD excludes the gains from monetizing interests in CODI's subsidiaries, which have totaled over $1 billion since going public in 2006.

Liquidity and Capital Resources

For the quarter ended March 31, 2020, CODI reported Cash Provided by Operating Activities of $34.0 million, as compared to Cash Used in Operating Activities of $8.9 million for the quarter ended March 31, 2019. CODI's weighted average number of shares outstanding for the quarters ended March 31, 2020 and March 31, 2019 were 59.9 million.
As of March 31, 2020, CODI had approximately $291.0 million in cash and cash equivalents, $400.0 million outstanding in 8.00% Senior Notes due 2026 and $200.0 million outstanding borrowings under its revolving credit facility.
The Company has no significant debt maturities until 2023 and had net borrowing availability of $396.4 million at March 31, 2020 under its revolving credit facility. In March 2020, as a proactive measure to ensure that the Company had sufficient cash liquidity in light of the COVID-19 pandemic, CODI elected to draw down $200.0 million on its revolving credit facility. The Company subsequently used a portion of this revolver draw to close the Marucci acquisition in April 2020.

First Quarter 2020 Distribution
On April 2, 2020, CODI's Board of Directors (the "Board") declared a first quarter distribution of $0.36 per share on the Company's common shares. The cash distribution was paid on April 23, 2020 to all holders of record of common shares as of April 16, 2020. Since its IPO in 2006, CODI has paid a cumulative distribution of $19.3152 per common share.

The Board also declared a quarterly cash distribution of $0.453125 per share on the Company's 7.250% Series A Preferred Shares (the "Series A Preferred Shares"). The distribution on the Series A Preferred Shares covers the period from, and including, January 30, 2020, up to, but excluding, April 30, 2020. The distribution for such period was paid on April 30, 2020 to all holders of record of Series A Preferred Shares as of April 15, 2020.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company's 7.875% Series B Preferred Shares (the "Series B Preferred Shares"). The distribution on the Series B Preferred Shares covers the period from, and including, January 30, 2020, up to, but excluding, April 30, 2020. The distribution for such period was paid on April 30, 2020 to all holders of record of Series B Preferred Shares as of April 15, 2020.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company's 7.875% Series C Preferred Shares (the "Series C Preferred Shares"). The distribution on the Series C Preferred Shares covers the period from, and including, January 30, 2020, up to, but excluding, April 30, 2020. The distribution for such period was paid on April 30, 2020 to all holders of record of Series C Preferred Shares as of April 15, 2020.

Responding to the Increasing Economic Uncertainties Created by COVID-19
The health of the CODI team and its various stakeholders is the Company’s highest priority. The Company is closely monitoring the impact of the COVID-19 outbreak on all aspects of its business, including customers, employees, supply chains, and distribution networks. CODI’s subsidiaries experienced reductions in customer demand in several end-markets in the first quarter of 2020 and the Company believes this will continue in the near-term. The Company expects that government measures taken to limit the spread of the virus, which have led to reductions in production at certain facilities across the portfolio and limited operations at some of their suppliers, will more meaningfully impact operations in the second quarter of 2020.

The Company is working with management at each of its businesses to reduce controllable costs, including short-term actions to reduce labor costs (including layoffs and furloughs), eliminating non-essential travel and reducing discretionary spending. CODI’s businesses are proactively managing working capital and the Company has reduced its capital spending plan for the year, without deferring key strategic ongoing initiatives. Additionally, CGM has waived certain management fees.

Guidance Update
In light of current economic uncertainty caused by COVID-19, the Company has decided to withdraw full-year 2020 Adjusted EBITDA and Payout Ratio guidance until a clearer picture emerges for its businesses.

In the short term, the Company anticipates that COVID-19 will have a negative impact on its results of operations, financial condition and cash flows for the second quarter ended June 30, 2020. The Company estimates its second quarter 2020 Total Adjusted EBITDA will decrease approximately 30% to 50% as compared to the Total Adjusted EBITDA from the prior year second quarter.

During 2019, the Company received an aggregate total of $882 million in net cash proceeds as a result of the divestitures of Manitoba Harvest and Clean Earth, as well as the issuance and sale of Series C Preferred Shares. As a result, the Company believes that it currently has adequate liquidity and capital resources to meet its existing obligations and quarterly distributions to its shareholders, as approved by the Board of Directors, over the next twelve months. The ultimate impact of COVID-19 on the Company’s business is dependent on future developments, including the duration of the pandemic and the related length of its impact on the global economy, which are highly uncertain and cannot be accurately predicted at this time. As detailed in our Form 10-Q for the period ending March 31, 2020, the Company’s results of operations, financial condition and cash flow could be impacted more dramatically than currently anticipated and as a result, the Company’s liquidity and capital resources could become more constrained than expected.

Conference Call
Management will host a conference call on Thursday, April 30, 2020 at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (855) 212-2368 and the dial-in number for international callers is (315) 625-6886. The access code for all callers is 4462978. A live webcast will also be available on the Company's website at https://www.compassequity.com.

A replay of the call will be available through Friday, May 8, 2020. To access the replay, please dial (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and then enter the access code 4462978.

Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP measure used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted EBITDA. We believe that Adjusted EBITDA provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss), Adjusted EBITDA is limited in that it does not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. This presentation also allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. We believe Adjusted EBITDA is also useful in measuring our ability to service debt and other payment obligations.

CAD is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain quarterly distributions. We have reconciled CAD to Net Income (Loss) and Cash Flow from Operating Activities on the attached schedules. We consider Net Income (Loss) and Cash Flow from Operating Activities to be the most directly comparable GAAP financial measures to CAD.

CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. We believe that CAD provides investors additional information to enable them to evaluate our performance and ability to make anticipated quarterly distributions.

Neither Adjusted EBITDA nor CAD is meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our eight majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design and manufacture of custom molded protective foam solutions and OE components (Foam Fabricators);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

•
The manufacturer and marketer of portable food warming systems, creative indoor and outdoor lighting, and home fragrance solutions for the foodservice industry and consumer markets (The Sterno Group); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor)

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including expectations for our second quarter results and other statements with regard to the future performance of CODI. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; the impact, in the near, medium and long-term, of the COVID-19 pandemic on our business, results of operations, financial position, liquidity, cash flows or ability to make distributions; our business prospects and the prospects of our portfolio companies; the impact of investments that we make or expect to make; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our portfolio companies to achieve their objectives; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Compass Diversified Holdings Condensed Consolidated Statements of Operations (unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2020	2019
Net sales	$333,449	$338,857
Cost of sales	213,961	219,302
Gross profit	119,488	119,555
Operating expenses:
Selling, general and administrative expense	83,800	81,397
Management fees	8,620	10,957
Amortization expense	13,505	13,590
Operating income	13,563	13,611
Other income (expense):
Interest expense, net	(8,597)	(18,454)
Amortization of debt issuance costs	(525)	(927)
Loss on sale of Tilray securities	—	(5,300)
Other income (expense), net	661	(434)
Income (loss) from continuing operations before income taxes	5,102	(11,504)
Provision for income taxes	222	1,424
Income (loss) from continuing operations	4,880	(12,928)
Income from discontinued operations, net of income tax	—	1,427
Gain on sale of discontinued operations	—	121,659
Net income (loss)	4,880	110,158
Less: Income from continuing operations attributable to noncontrolling interest	1,215	1,368
Less: Loss from discontinued operations attributable to noncontrolling interest	—	(518)
Net income attributable to Holdings	$3,665	$109,308

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.26)	$(0.34)
Discontinued operations	—	2.06
	$(0.26)	$1.72

Basic weighted average number of common shares outstanding	59,900	59,900

Cash distributions declared per Trust common share	$0.36	$0.36

Compass Diversified Holdings
Subsidiary Net Sales
(unaudited)

	Three months ended March 31,
(in thousands)	2020	2019

Branded Consumer
5.11 Tactical	$95,781	$88,089
Ergobaby	19,649	22,452
Liberty	24,960	22,204
Velocity Outdoor	30,390	31,137
Total Branded Consumer	$170,780	$163,882

Niche Industrial
Advanced Circuits	$21,696	$23,069
Arnold Magnetics	29,558	30,028
Foam Fabricators	28,383	30,682
Sterno	83,032	91,196
Total Niche Industrial	$162,669	$174,975

Total Subsidiary Net Sales	$333,449	$338,857

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash Flow Available for Distribution and Reinvestment
(Unaudited)

	Three months ended March 31,
(in thousands)	2020	2019
Net income (loss)	$4,880	$110,158
Income from discontinued operations, net of income tax	—	1,427
Gain on sale of discontinued operations	—	121,659
Income (loss) from continuing operations	$4,880	$(12,928)
Provision for income taxes	222	1,424
Income (loss) from continuing operations before income taxes	$5,102	$(11,504)
Other income (expense), net	661	(434)
Amortization of debt issuance costs	(525)	(927)
Loss on sale of Tilray securities	—	(5,300)
Interest expense, net	(8,597)	(18,454)
Operating income	$13,563	$13,611
Adjusted For:
Depreciation	8,301	7,996
Amortization	13,505	13,590
Noncontrolling shareholder compensation	2,055	1,728
Integration services fees	—	281
Management fees	8,620	10,957
Impairment expense	—	—
Other	(1)	324
Adjusted EBITDA	$46,043	$48,487
Interest at Corporate, net of unused fee (1)	(8,197)	(16,815)
Swap payment	—	(94)
Management fees	(8,620)	(10,957)
Capital expenditures (maintenance)	(3,260)	(3,647)
Current tax expense (cash taxes) (2)	(2,914)	(3,455)
Preferred share distributions	(5,542)	(3,781)
Discontinued operations	—	7,911
Miscellaneous items	147	—
Cash Flow Available for Distribution and Reinvestment ("CAD")	$17,657	$17,649

(1)
Interest expense at Corporate reflects consolidated interest expense less non-cash components such as, unrealized gains and losses on our swap and original issue discount amortization. We include the cash component of our swap payment above in our reconciliation to CAD.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations.

Compass Diversified Holdings
Adjusted EBITDA (1)
(unaudited)

	Three months ended March 31,
(in thousands)	2020	2019

Branded Consumer
5.11 Tactical	$10,503	$8,305
Ergobaby	3,939	5,597
Liberty	3,682	2,222
Velocity Outdoor	2,859	3,987
Total Branded Consumer	$20,983	$20,111

Niche Industrial
Advanced Circuits	$6,633	$7,339
Arnold Magnetics	3,425	3,210
Foam Fabricators	7,005	7,226
Sterno	11,295	13,900
Total Niche Industrial	$28,358	$31,675
Corporate expense (2)	(3,298)	(3,299)
Total Adjusted EBITDA	$46,043	$48,487

(1)	Please refer to our recently filed Form 10-Q for detail on subsidiary Adjusted EBITDA and reconciliation to net income.

(3)	Please refer to the recently filed Form 10-Q for a reconciliation of our Corporate expense to Net Income.

Compass Diversified Holdings Summarized Statement of Cash Flows (unaudited)

	Three months ended March 31,
(in thousands)	2020	2019
Net cash provided by (used in) operating activities	$33,986	$(8,936)
Net cash (used in) provided by investing activities	(6,646)	168,944
Net cash provided by (used in) financing activities	164,385	(172,448)
Effect of foreign currency on cash	(1,026)	(1,049)
Net increase (decrease) in cash and cash equivalents	190,699	(13,489)
Cash and cash equivalents — beginning of period (1)	100,314	53,326
Cash and cash equivalents — end of period	$291,013	$39,837

(1) Includes cash from discontinued operations of $4.6 million at January 1, 2019.

Compass Diversified Holdings Condensed Consolidated Table of Cash Flow Available for Distribution and Reinvestment (unaudited)

	Three months ended March 31,
(in thousands)	2020	2019
Net income	$4,880	$110,158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,806	28,638
Gain on sale of business	—	(121,659)
Amortization of debt issuance costs and original issue discount	525	1,079
Unrealized loss on interest rate hedge	—	1,099
Noncontrolling stockholder charges	2,055	2,205
Provision for loss on receivables	883	696
Other	(515)	334
Deferred taxes	(2,692)	(2,323)
Changes in operating assets and liabilities	7,044	(29,163)
Net cash provided by (used in) operating activities	33,986	(8,936)
Plus:
Unused fee on revolving credit facility	400	387
Successful acquisition costs	—	366
Integration services fee (1)	—	281
Realized loss from foreign currency effect (2)	—	363
Changes in operating assets and liabilities	—	29,163
Loss on sale of Tilray securities	—	5,300
Less:
Maintenance capital expenditures (3)	3,260	4,997
Payment of interest rate swap	—	94
Changes in operating assets and liabilities	7,044	—
Preferred share distributions	5,542	3,781
Other (4)	883	403
CAD	$17,657	$17,649

Distribution paid in April 2020/ 2019	$21,564	$21,564

(1)	Represents fees paid by newly acquired companies to the Manager for integration services performed during the first year of ownership, payable quarterly.

(2)	Reflects the foreign currency transaction gain/ loss resulting from the Canadian dollar intercompany loans issued to Manitoba Harvest.

(3)
Represents maintenance capital expenditures that were funded from operating cash flow, net of proceeds from the sale of property, plant and equipment, and excludes growth capital expenditures of approximately $3.3 million for the three months ended March 31, 2020 and $2.5 million for the three months ended March 31, 2019.

(4)	Represents the effect on earnings of reserves for inventory and accounts receivable.

Compass Diversified Holdings
Maintenance Capital Expenditures
(unaudited)

	Three months ended March 31,
(in thousands)	2020	2019
Branded Consumer
5.11 Tactical	$174	$212
Ergobaby	98	71
Liberty	186	126
Velocity Outdoor	873	988
Total Branded Consumer	$1,331	$1,397

Niche Industrial
Advanced Circuits	$17	$188
Arnold Magnetics	1,060	1,112
Foam Fabricators	526	498
Sterno Group	326	452
Total Niche Industrial	$1,929	$2,250

Total maintenance capital expenditures	$3,260	$3,647

Compass Diversified Holdings Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$291,013	$100,314
Accounts receivable, net	184,103	191,405
Inventories	305,636	317,306
Prepaid expenses and other current assets	33,711	35,247
Total current assets	814,463	644,272
Property, plant and equipment, net	143,799	146,428
Goodwill and intangible assets, net	987,249	1,000,465
Other non-current assets	99,986	100,727
Total assets	$2,045,497	$1,891,892

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$165,812	$178,857
Due to related party	7,973	8,049
Current portion, long-term debt	—	—
Other current liabilities	21,795	22,573
Total current liabilities	195,580	209,479
Deferred income taxes	31,726	33,039
Long-term debt	594,664	394,445
Other non-current liabilities	88,444	89,054
Total liabilities	910,414	726,017
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,081,275	1,115,327
Noncontrolling interest	53,808	50,548
Total stockholders' equity	1,135,083	1,165,875
Total liabilities and stockholders’ equity	$2,045,497	$1,891,892